Exhibit 4.3

JOINDER AGREEMENT

August     , 2018

Vanke Service (HongKong) Co., Limited (萬科物業服務(香港 )有限公司), a Hong Kong limited company (the “Shareholder”), is executing and delivering this Joinder Agreement pursuant to Section 3.06 of the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of August     , 2018, by and among Cushman & Wakefield plc, a public limited company organized under the laws of England and Wales (the “Company”), and the stockholders of the Company who are party thereto, in connection with the acquisition by the Shareholder of the Secondary Shares as defined in and pursuant to the terms of the Purchase Agreement, dated July 24, 2018, by and among the Shareholder, DTZ Investment Holdings LP, an English limited partnership, and the Company.

By executing and delivering this Joinder Agreement to the Registration Rights Agreement, the Shareholder hereby adopts and approves the Registration Rights Agreement and acknowledges, agrees and confirms, effective commencing on the date hereof, to be bound by and to comply with all of the terms, provisions and conditions of the Registration Rights Agreement, as a Holder (as defined therein) thereunder, and that ordinary shares, nominal value $0.10 per share, of the Company owned or held of record, directly or indirectly, by the Shareholder be subject thereto, in the same manner as if the Shareholder was an original signatory to the Registration Rights Agreement.

This Joinder Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof. This Joinder Agreement may be executed in two or more counterparts (including counterparts submitted via facsimile or email), each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

[Signature Page Follows]

Accordingly, as of the date first written above, the undersigned has executed and delivered this Joinder Agreement.

Vanke Service (HongKong) Co., Limited 萬科物業服務(香港)有限公司

By:
Name:
Title:

[Signature Page to Joinder Agreement – Registration Rights Agreement]

Acknowledged and Accepted:

CUSHMAN & WAKEFIELD PLC

By:
Name:
Title:

[Signature Page to Joinder Agreement – Registration Rights Agreement]